ATRINSIC, INC.

Stock Option Agreement

(this “Agreement”)

Dated: ______, 2014

(“Grant Date”)

Atrinsic, Inc., a Delaware corporation (the “Company”), hereby grants to _________ (the “Optionee”), a stock option (the “Option”) to purchase a total of _________ (_______) shares of the Company's Common Stock, par value $0.000001 per share (the “Common Stock”), at a price of $______ per share (the “Exercise Price”).

1.	Term.

This Option shall expire five (5) years from the date hereof (the “Termination Date”). In no event shall this Option be exercisable after the Termination Date.

2.	Characterization of Options.

The Option granted pursuant to this Agreement is intended to constitute a non-qualified option, subject to §83 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.	Exercise of Options.

(a)          All of the shares covered by this Option shall immediately vest on the Grant Date.

(b)          This Option shall be exercisable by written notice of such exercise, in the form prescribed by the Board of Directors of the Company (the “Board”), to the Secretary or Treasurer of the Company at its principal office. The notice shall specify the number of shares of Common Stock for which the Option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 100 or a multiple thereof) and shall be accompanied by payment (i) in cash or by check in the amount equal to the Exercise Price multiplied by the number of shares to be purchased upon exercise, or (ii) in such other manner as the Board shall deem acceptable. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board may deem applicable have been complied with.

(c)          The Optionee shall not be considered a record holder of the Common Stock issuable pursuant to this Agreement for any purpose until the date on which he or she is actually recorded as the holder of such Common Stock in the records of the Company.

4.	Termination.

Unless the Optionee’s directorship with the Company is terminated for cause, as provided for in the Company’s bylaws or under Delaware law, this Option shall terminate on the Termination Date. If the Optionee’s directorship with the Company is terminated for cause, this Option shall expire on such termination date.

Anti-Dilution Provisions.

(a)          If there is any stock dividend, stock split, or combination of shares of Common Stock, the number and amount of shares then subject to this Option shall be proportionately and appropriately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this Option, but the aggregate purchase price shall be allocated among all shares subject to this Option after giving effect to the adjustment.

(b)          If there is any other change in the Common Stock, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this Option as the Board may deem equitable. Failure of the Board to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

(c)          If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of this Option after such event, or for the substitution for this Option of an option covering the number and class of securities which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the Optionee had been the holder of record of a number of shares of Common Stock equal to the number of shares covered by the unexercised portion of this Option

5.	Investment Representation; Legend on Certificates; Resale Restriction.

(a)          The Optionee agrees that until such time as a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), becomes effective with respect to the Option and/or the stock, the Optionee is taking this Option and will take the stock underlying this Option, for his own account, for investment and not with a view to the resale or distribution thereof. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing shares issuable upon the exercise of this Option such legend as the Board may prescribe for the purpose of preventing disposition of such shares in violation of the 1933 Act, as now or hereafter provided.

(b)          Within ninety days following the effective date of a Form 10 Registration Statement registering the Company’s Common Stock under the Securities Exchange Act of 1934, as amended, the Company will use commercially reasonable efforts to prepared and file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, registering the issuance of the shares of Common Stock issuable upon exercise of this Option.

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6.	Non-Transferability.

This Option shall not be transferable by the Optionee other than by will or by the laws of descent or distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.

7.	Certain Rights Not Conferred by Option.

The Optionee shall not, by virtue of holding this Option, be entitled to any rights of a stockholder in the Company.

8.	Expenses.

The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

9.	Miscellaneous.

In no event shall this Option be exercisable after the Termination Date. Nothing herein shall be deemed to create any employment agreement or guaranty of the Optionee’s position with the Company or limit in any way the Company's right to terminate Optionee's position at any time.

WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

ATRINSIC, INC.

By:

Accepted as of the date
first set forth above:

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